EXHIBIT 10.3

AMENDMENT NO. 4 TO AMENDED AND RESTATED CREDIT AGREEMENT
This AMENDMENT NO. 4 TO AMENDED AND RESTATED CREDIT AGREEMENT, dated as of January 19, 2016 (this “Agreement”; capitalized terms used herein without definition having the meanings provided in Article I), is entered into among SNYDER’S-LANCE, INC., a North Carolina corporation (the “Borrower”), each Lender a party hereto and BANK OF AMERICA, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders.
PRELIMINARY STATEMENTS:
The Borrower, the Lenders and the Administrative Agent are parties to that certain Amended and Restated Credit Agreement dated as of May 30, 2014, as amended by Amendment No. 1 dated June 24, 2014, Amendment No. 2 dated as of December 4, 2014 and Amendment No. 3 dated as of December 16, 2015 (the “Third Amendment”), among the Borrower, the Lenders party thereto and the Administrative Agent (as so amended, the “Credit Agreement”).
The Borrower has entered into that certain Agreement and Plan of Merger and Reorganization, dated as of October 27, 2015, among the Borrower, Shark Acquisition Sub I, Inc., Shark Acquisition Sub II, LLC and Diamond Foods whereby the Borrower will acquire the Diamond Companies (the “Diamond Acquisition”).
Pursuant to Section 3.02(b)(iii), it is a condition precedent to the effectiveness of the Third Amendment that the “Closing Date” as defined in the New Credit Agreement and funding of the terms loans thereunder shall have occurred.
Pursuant to Section 5.02(g) of the New Credit Agreement, it is a condition precedent to the “Closing Date” (as defined in the New Credit Agreement) that all existing Indebtedness of the Diamond Companies (other than Indebtedness permitted under Section 8.06 of the Credit Agreement) be repaid or redeemed, including, but not limited to, Diamond Food’s 7.000% Senior Notes due 2019 (the “Diamond Notes”) issued under the Indenture dated as of February 19, 2014, among Diamond Foods, the guarantors party thereto and U.S. Bank National Association, as trustee.
The Diamond Notes are subject to redemption upon not less than thirty (30) days written notice to the holders of the Diamond Notes, which notice of redemption may be made contingent on the closing of the Diamond Acquisition; provided that Diamond Foods is required to give the holders of the Diamond Notes written notice if the contingency will not be met at least two Business Days prior to the day designated for redemption.
The Borrower and Diamond desire to structure the redemption of the Diamond Notes such that the closing of the Diamond Acquisition, and the funding of the Loans under the New Credit Agreement, will occur more than two (2) Business Days prior to the date of redemption in order to preserve the ability of Diamond to assert the contingency to which the redemption of the Diamond Notes is subject.
The Borrower has requested that, pursuant to Section 11.01 of the Credit Agreement, the Lenders agree to certain amendments to the Credit Agreement as hereinafter set forth to permit the

Diamond Notes to remain outstanding for a period of time not to exceed five (5) Business Days after the “Closing Date” under the New Credit Agreement.
The Lenders party to this Agreement (the “Consenting Lenders”) are, on the terms and conditions stated below, willing to grant such request and to amend the Credit Agreement as hereinafter set forth.
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each party to this Agreement agrees, as follows:
ARTICLE I
DEFINITIONS
1.01    Definitions. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):
“Administrative Agent” is defined in the preamble.
“Agreement” is defined in the preamble.
“Agreement Effective Date” means the date on which the conditions precedent to the effectiveness of this Agreement as specified in Article III herein have been satisfied.
“Borrower” is defined in the preamble.
“Credit Agreement” means the Amended and Restated Credit Agreement dated as of May 30, 2014, as amended by Amendment No. 1, dated as of June 24, 2014, amended by Amendment No. 2, dated as of December 4, 2014, and amended by Amendment No. 3, dated as of December 16, 2015, among the Borrower, the Lenders and the Administrative Agent.
“Lender” means each lender from time to time party to the Credit Agreement.
1.02    Other Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided in the Credit Agreement.
1.03    Other Interpretive Provisions. The rules of construction in Sections 1.02 and 1.03 of the Credit Agreement shall be equally applicable to this Agreement.

ARTICLE II
AMENDMENTS
2.01    Amendments.
(a)    Section 1.01 of the Credit Agreement. Section 1.01 of the Credit Agreement is hereby amended by adding in the proper alphabetical order the following definition:

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“Diamond Notes” means the 7.000% Senior Notes due 2019 issued under the Indenture dated as of February 19, 2014, among Diamond Foods, the guarantors party thereto and U.S. Bank National Association, as trustee.
(b)    Section 1.01 of the Credit Agreement. Section 1.01 of the Credit Agreement is hereby amended by amending and restating the definition of “Total Indebtedness” to read as follows:
“Total Indebtedness” means, at any time, all Indebtedness (other than (i) IBO Guaranty Obligations in an amount up to $75,000,000 in the aggregate and (ii) the Diamond Notes so long as such notes have been called for redemption and the funds to pay such redemption have been or concurrently therewith are being deposited with U.S. Bank National Association, as trustee for the Diamond Notes) of the Borrower and its Subsidiaries determined on a consolidated basis and to the extent not included in the definition of Indebtedness, the aggregate outstanding investment or claim held at such time by purchasers, assignees or other transferees of (or of interests in) receivables or other rights to payment of the Borrower and its Subsidiaries in connection with any Securitization Transaction (regardless of the accounting treatment of such Securitization Transaction).
(c)    New Section 7.15. The following new Section 7.15 will be added after Section 7.14 of the Credit Agreement:
“7.15    Diamond Notes. On the Closing Date, the Borrower shall wire directly to U.S. Bank National Association, as trustee for the Diamond Notes, an amount of money sufficient to prepay or redeem in full the Diamond Notes, and the Diamond Notes shall have been repaid or redeemed in full no later than 5 Business Days after the Closing Date.
(d)    Section 8.06 of the Credit Agreement. Section 8.06 of the Credit Agreement is hereby amended by (i) deleting the word “and” at the end of subsection (d), (ii) replacing the period at the end of subsection (e) with “; and” and adding the following new subsection:
“(f)    the Diamond Notes.”
(e)    Section 8.14 of the Credit Agreement. Section 8.14 of the Credit Agreement is hereby amended by deleting the parenthetical immediately after the phrase “Contractual Obligation” and substituting in lieu thereof with the following:
“(other than any other Loan Document, the Existing Credit Documents and the Diamond Notes)”
(f)    Section 9.01(c) of the Credit Agreement. Section 9.01(c) of the Credit Agreement is hereby amended by adding “Section 7.15,” immediately after “subsection 7.03(a),”.
2.02    Other Loan Documents. From and after the Agreement Effective Date, each reference to the Credit Agreement in any Loan Document shall be a reference to the Credit

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Agreement, as amended by this Agreement, as the same may hereafter be further amended, amended and restated, supplemented or otherwise modified.
ARTICLE III
CONDITIONS PRECEDENT
3.01    Conditions to Agreement. This Agreement is subject to the provisions of Section 11.01 of the Credit Agreement, and the execution of this Agreement by the Administrative Agent and each Consenting Lender shall be subject to the satisfaction of the following conditions:
(a)    Deliveries. The Administrative Agent shall have received all of the following documents, each such document (unless otherwise specified) dated the Agreement Effective Date and, each in form and substance satisfactory to the Administrative Agent:
(i)    Agreement. Counterparts of this Agreement executed by the Borrower, the Administrative Agent, and the Required Lenders; and
(ii)    Officer’s Certificate. A certificate executed by a Responsible Officer of the Borrower, dated as of the Agreement Effective Date, stating that:
(A)    the representations and warranties of the Loan Parties contained in Sections 6.01, 6.02, 6.04, 6.08, 6.13, 6.20 and 6.21 of the Credit Agreement are accurate and complete in all respects on and as of such date, as though made on and as of such date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are accurate and complete in all respects as of such earlier date;
(B)    no Event of Default or Unmatured Event of Default exists or would result from the effectiveness of this Agreement and the incurrence of all Indebtedness contemplated hereby; and
(C)    since December 28, 2014, no event or condition has occurred or could reasonably be expected to occur that, either individually or in the aggregate, has resulted or could reasonably be expected to result in a Material Adverse Effect.
(b)    Amendment No. 1 to Credit Agreement. Amendment No. 1 to the Credit Agreement dated as of December 16, 2015 among the Borrower, the lenders party thereto and Bank of America, N.A., as administrative agent, shall have become effective.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES
In order to induce the Lenders to enter into this Agreement, the Borrower hereby represents and warrants to the Administrative Agent and each Lender for itself and each of its Subsidiaries that on and as of the Agreement Effective Date after giving effect to this Agreement:
4.01    Due Authorization; No Conflict. The execution and delivery by the Borrower of this Agreement and the performance by the Borrower of this Agreement and the Credit Agreement

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have been duly authorized by all necessary corporate or other organizational action of the Borrower, and do not and will not: (a) contravene the terms of the Borrower’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any document evidencing any material Contractual Obligation to which the Borrower or any of its Subsidiaries is a party or (ii) any order, injunction, writ or decree of any Governmental Authority to which the Borrower or any of its Subsidiaries or any of its or their property is subject; or (c) violate any Requirement of Law.
4.02    Enforceability. Each of this Agreement and the Credit Agreement constitute a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.
4.03    Credit Agreement Representations. The representations and warranties of the Borrower contained in Article VI of the Credit Agreement are true and correct in all material respects (except, if such representation or warranty is qualified by materiality, Material Adverse Effect or a similar concept applies, such representation or warranty is true and correct in all respects) on and as of the Agreement Effective Date with the same effect as if made on and as of such Agreement Effective Date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct in all material respects (except, if such representation or warranty is qualified by materiality, Material Adverse Effect or a similar concept applies, such representation or warranty is true and correct in all respects) as of such earlier date).
4.04    No Default. No Event of Default or Unmatured Event of Default has occurred and is continuing or resulted from the consummation of the transactions contemplated by this Agreement.
ARTICLE V
MISCELLANEOUS
5.01    Loan Document. This Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.
5.02    Lender Consent. For purposes of determining compliance with the conditions specified in Section 3.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Agreement Effective Date specifying its objection thereto.
5.03    Effect of Agreement. (a) The Credit Agreement, as specifically amended or otherwise modified by this Agreement, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.
(b)    The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or

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the Administrative Agent under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement.
5.04    Costs and Expenses. The Borrower agrees to pay all costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Agreement and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent) in accordance with the terms of Section 11.04 of the Credit Agreement.
5.05    Section Captions. Section captions used in this Agreement are for convenience of reference only, and shall not affect the construction of this Agreement.
5.06    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic means shall be effective as delivery of a manually executed counterpart of this Agreement.
5.07    Certain Provisions. The provisions of Sections 11.14(b) and 11.15 of the Credit Agreement are hereby incorporated by reference.
[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWER	SNYDER'S-LANCE, INC.

	By:	/s/ Rick D. Puckett
	Name: Title:	Rick D. Puckett Executive Vice President, Chief Financial Officer and Chief Administrative Officer

Amendment No. 4 to Amended and Restated Credit Agreement

BANK OF AMERICA, N.A., as the Administrative Agent

By:	/s/ Bridgett J. Manduk Mowry
Name:	Bridgett J. Manduk Mowry
Title:	Vice President

BANK OF AMERICA, N.A., as a Lender

By:	/s/ J. Casey Cosgrove
Name:	J. Casey Cosgrove
Title	Director

MANUFACTURERS AND TRADERS TRUST COMPANY, as a Lender

By:	/s/ Keith A. Mummert
Name:	Keith A. Mummert
Title:	Vice President

COBANK, ACB, as a Lender

By:	/s/ Michael Tousignant
Name:	Michael Tousignant
Title:	Vice President

BRANCH BANKING AND TRUST COMPANY, as a Lender

By:	/s/ Kenneth M. Blackwell
Name:	Kenneth M. Blackwell
Title:	Senior Vice President

Amendment No. 4 to Amended and Restated Credit Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Scott Santa Cruz
Name:	Wells Fargo Bank, N.A. Scott Santa Cruz
Title:	Managing Director

CITIZENS BANK OF PENNSYLVANIA, as a Lender

By:	/s/ Edward A. Tosti
Name:	Edward A. Tosti
Title:	Vice President

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Jessica F. Sidhom
Name: Title:	Jessica Fabrizi-Sidhom Senior Vice President, Corporate Banking

TD BANK, N.A., as a Lender

By:	/s/ Alan Garson
Name: Title:	Alan Garson Senior Vice President

AGFIRST FARM CREDIT BANK

By:	/s/ John Weathers
Name: Title:	John Weathers Assistant Vice President

Amendment No. 4 to Amended and Restated Credit Agreement

AMERICAN AGCREDIT, FLCA

By:	/s/ Bradley K. Leafgren
Name: Title:	Bradley K. Leafgren Vice President

FARM CREDIT EAST, ACA

By:	/s/ Scott G. Kenney
Name: Title:	Scott G. Kenney Senior Vice President

FARM CREDIT WEST, FLCA

By:	/s/ Farm Credit West, FLCA
Name: Title:	Ben Madonna Vice President

NORTHWEST FARM CREDIT SERVICES, FLCA

By:	/s/ Jeremy A. Roewe
Name: Title:	Jeremy A. Roewe Vice President

Amendment No. 4 to Amended and Restated Credit Agreement